Exhibit 99.1

Hawkeye Systems Strengthens Balance Sheet with $5 Million Equity Addition as Investment Group Led by David Wachsman and Martin Sumichrast Increasing Controlling Stake in HWKE to 90%

Company activates strategic infrastructure expansion into digital asset sector and merchant banking operations

Charlotte, NC — June 5, 2026 — Hawkeye Systems Inc. (“Hawkeyeˮ or the “Companyˮ) OTC: HWKE) (“Hawkeye”), a technology holding company, today announced a substantial capital restructuring and strategic expansion, adding $5 million in equity to its balance sheet. This capital milestone was achieved through a $2.3 million cash infusion for working capital alongside the conversion of $2.7 million in debt to equity by its majority stakeholder, Hawkeye Holdco, LLC, a private holding company led by Hawkeye Systems President David Wachsman and Chairman Martin Sumichrast. Following this transaction, Hawkeye Holdco, LLC has an approximate 90% ownership stake in the company on a fully diluted basis.

Investors participating with Hawkeye Holdco represent a number of leading digital asset pioneers and investors, including Carlos Domingo, Founder & CEO of Securitize, Trevor Koverko, Founder of Polymath and Sapien, and Michael Maloney, Board Member at BitMine Immersion Technologies (NYSE:BMNR), as well as veterans from Wall Street, such as Tom Finke, former Chairman & CEO of Barings Asset Management and “Coach Pete” D’Arruda, former two-time President of the International Association of Registered Financial Consultants and founder of Capital Financial.

With a fortified capital structure, Hawkeye is now ramping up its operations with the retention of various top-level service providers, including Wachsman LLC, American Capital Partners, ThinkEquity LLC, Blank Rome LLP, and Morrison Cohen LLP.

Building upon this operational momentum and equity infusion, Hawkeye intends to accelerate growth in its Private Equity and Merchant Banking business units and has commenced a search for world-class talent. On the private equity side, the company has initiated its evaluation of acquisition opportunities within the digital asset sector. The firm is evaluating companies that meet its investment criteria, which include substantive operational histories, igh-growth potential, and track records across spaces including custody and tokenization, stablecoins and payments, and the core operational infrastructure supporting digital asset technologies. Within its merchant banking operations, Hawkeye plans to provide clients with comprehensive capital markets and corporate advisory services.

In alignment with these initiatives, Hawkeye intends to attract top-level talent to manage its Private Equity and Merchant Banking business units. Hawkeyeʼs initial focus will be to acquire companies in the digital asset space, potentially targeting custody and tokenization services, stablecoin payments, and operations and infrastructure related to these verticals. Hawkeye will also be marketing its full-service business advisory unit, which is expected to provide 24-hour media coverage and proprietary AI-enabled public and investor relations services in conjunction with its service provider, Wachsman LLC, which has served hundreds of clients globally and provided strategic media advisory and other services since 2015. Inquiries and deal proposals should be directed to the Hawkeyeʼs investor relations team at info@hwke.com. Hawkeye’s current business lines, including its cybersecurity holdings, will continue to be evaluated.

"Securing this capital infusion and finalizing our controlling ownership provides Hawkeye with the runway required for substantive operational scaling. We have assembled a network of top-tier advisors to support our mandates and are now fully focused on growing our business in high-growth digital asset verticals and onboarding clients to our newly launched merchant banking advisory division,ˮ said David Wachsman, President of Hawkeye.

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About Hawkeye Systems, Inc

Hawkeye Systems, Inc. (OTC: HWKE) (“Hawkeye”) is a technology holding company focused on crypto, digital assets, and other advanced financial services and vanguard technology sectors. Hawkeye is to transition its existing operations to develop its two core lines of business: private equity and corporate advisory services. The firmʼs initial focus will be to identify opportunities in the crypto and blockchain sector, before planned expansion into other high-growth verticals in financial services and advanced technology.

For more information, please visit www.hwke.com

For more information, please contact:

Phone: +1 (800) 576-4953
Email: info@hwke.com

Website: www.hwke.com Investor Relations: ir@hwke.com

Media Contact: hawkeye@wachsman.com

Forward-Looking Statements

This press release may contain “forward-looking statementsˮ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the cybersecurity technology, our growth strategy, and product development, including that of the cyber application, no relevant operating history in corporate advisory or the crypto and digital asset industry, our common stock trading on the OTC Markets, and any other statements that are not historical facts. Forward-looking statements are based on managementʼs current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our dependence on third-party suppliers and partners; our ability to attract, integrate, and retain key personnel; the early stage of Rythe products under development; our need for and ability to obtain substantial additional funds; our ability to identify and make profitable investments; risks related to the crypto and digital asset industry; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. Important factors that may cause the actual results to differ from those expressed within may include, but are not limited to: the success or failure of Hawkeyeʼs efforts to successfully market its any of its products or services; Hawkeyeʼs ability to attract and retain quality employees; the effect of changing economic and geopolitical conditions; increased competition; and the ability of Hawkeye to obtain adequate debt or equity financing. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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